As filed with the Securities and Exchange Commission on April 3, 2020

Registration No. 333-200677

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCHOOL SPECIALTY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

39-0971239

(State of Incorporation)

(I.R.S. Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin

54942

(Address of Principal Executive Offices)

(Zip Code)

____________________________________

2014 INCENTIVE PLAN

OF SCHOOL SPECIALTY, INC.

(Full Title of the Plan)

____________________________________

Kevin L. Baehler

Executive Vice President and Chief Financial Officer

School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin 54942

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

EXPLANATORY NOTE

On December 2, 2014, School Specialty, Inc. (the “Company”) filed the Registration Statement on Form S-8 (Registration Statement No. 333-200677) (the “Form S-8”) registering 1,050,000 shares (on a post-split basis) of the Company’s common stock, par value $0.001 per share (the “Shares”) in connection with the 2014 Incentive Plan of School Specialty, Inc.   The Company does not intend to make further issuances pursuant to the Plan. This Post-Effective Amendment No. 1 to the Form S-8 is being filed to deregister all Shares that were registered under the Form S-8 and which remain unissued, which as of April 3, 2020, total 673,676 shares.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of Wisconsin, on April 3, 2020.

SCHOOL SPECIALTY, INC.

By:  /s/ Kevin L. Baehler

Kevin L. Baehler

Executive Vice President and

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: April 3, 2020	By: /s/ Michael Buenzow Michael Buenzow Interim Chief Executive Officer (Principal Executive Officer)

Date: April 3, 2020	By: /s/ Kevin L. Baehler Kevin L. Baehler Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 3, 2020	By: /s/ Gus D. Halas Gus D. Halas Chairman of the Board

Date: April 3, 2020	By: /s/ Justin Lu Justin Lu Director

Date: April 3, 2020	By: /s/ Eric Yanagi Eric Yanagi Director

Date: April 3, 2020	By: /s/ Andrew E. Schultz Andrew E. Schultz Director

Date: April 3, 2020	By: /s/ Justin Jacobs Justin Jacobs Director

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